UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 14, 2013

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On May 14, 2013, Carrizo Oil & Gas, Inc. (the “Company”) announced that Mr. Jeff Hayden has joined the Company as Vice President, Investor Relations. Mr. Hayden has 15 years of experience as a research analyst, including 12 years as a sell-side research analyst covering the oil and gas E&P sector, serving most recently as Director of Research at KLR Group, LLC. Mr. Hayden holds a B.B.A. degree from the University of Notre Dame and a number of NASD certifications, including the Series 86/87 Research Analyst licenses. Mr. Hayden also holds the Chartered Financial Analyst designation.
The Company also announced that Mr. Richard Hunter, formerly Vice President, Investor Relation, has assumed the role of Vice President, Corporate Relations and Analysis, focusing his analytical skills and experience in a number of key areas, including rating agency relations and analysis, shareholder intelligence and governance, corporate and peer group analysis and corporate strategy.
None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Chief Financial Officer, Vice President, Secretary and Treasurer
Date: May 14, 2013

3